As filed with the Securities and Exchange Commission on February 9, 2024

Registration No. 333-271039

Registration No. 333-255105

Registration No. 333-229165

Registration No. 333-227544

Registration No. 333-221351

Registration No. 333-219732

Registration No. 333-215318

Registration No. 333-208018

Registration No. 333-206331

Registration No. 333-204378

Registration No. 333-204102

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-271039

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-3 REGISTRATION STATEMENT NO. 333-255105

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-229165

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-227544

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-221351

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-219732

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-215318

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-208018

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-206331

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-204378

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-204102

Amyris, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

55-085615

(I.R.S. Employer Identification Number)

5885 Hollis Street, Suite 100

Emeryville, California 94608

(510) 450-0761

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Han Kieftenbeld

Interim Chief Executive Officer and Chief Financial Officer

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, California 94608

(510) 450-0761

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post Effective Amendments”) relate to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”) filed by Amyris, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”).

•	Registration Statement on Form S-3 (No. 333-271039), filed with the SEC on March 31, 2023 and declared effective on April 24, 2023;

•

Registration Statement on Form S-3ASR (No. 333-255105), filed with the SEC on April 7, 2021, which automatically became effective upon filing, as amended by Post-Effective Amendment No. 1, filed with the SEC on March 16, 2023, and which automatically became effective upon filing, and Post-Effective Amendment No. 2, filed with the SEC on March 17, 2023, and declared effective on April 24, 2023;

•

Registration Statement on Form S-3 (No. 333-229165) filed with the SEC on January 8, 2019, amended on January 18, 2019 and automatically became effective pursuant to Section 8(a) of the Securities Act;

•	Registration Statement on Form S-3 (No. 333-227544), filed with the SEC on September 26, 2018 and declared effective on October 11, 2018;

•	Registration Statement on Form S-3 (No. 333-221351), filed with the SEC on November 3, 2017 and declared effective on December 1, 2017;

•	Registration Statement on Form S-3 (No. 333-219732), filed with the SEC on August 4, 2017, amended on October 12, 2017 and declared effective on October 17, 2017;

•	Registration Statement on Form S-3 (No. 333-215318), filed with the SEC on December 23, 2016 and declared effective on January 6, 2017;

•	Registration Statement on Form S-3 (No. 333-208018), filed with the SEC on November 13, 2015 and declared effective on November 27, 2015;

•	Registration Statement on Form S-3 (No. 333-206331), filed with the SEC on August 12, 2015, amended on September 10, 2015 and on November 4, 2015 and declared effective on November 10, 2015;

•	Registration Statement on Form S-3 (No. 333-204378), filed with the SEC on May 21, 2015 and declared effective on June 5, 2015; and

•	Registration Statement on Form S-3 (No. 333-204102), filed with the SEC on May 12, 2015 and declared effective on May 20, 2015.

On August 9, 2023, the Company and certain of its direct and indirect subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On February 7, 2024, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Third Amended Joint Plan of Reorganization of Amyris, Inc. and Its Affiliated Debtors (the “Plan”). The Company expects that the effective date of the Plan will occur once all conditions precedent to the Plan have been satisfied.

As a result of the Chapter 11 Cases and in accordance with the Plan, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements. Accordingly, effective upon filing of these Post-Effective Amendments, the Company hereby removes from registration all such securities of the Company that are registered but unsold under the Registration Statements, if any. Effective upon filing of these Post-Effective Amendments, the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on February 9, 2024. No other person is required to sign these Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

AMYRIS, INC.

/s/ Han Kieftenbeld
Name:	Han Kieftenbeld
Title:	Interim Chief Executive Officer and Chief Financial Officer